UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2022 (October 7, 2022)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2022, David Junius, Chief Financial Officer of SiriusPoint Ltd. (the “Company”), notified the Company of his intent to resign from the Company, effective October 21, 2022.

On October 12, 2022, the Company announced the appointment of Steve Yendall as Chief Financial Officer of the Company. Mr. Yendall’s start date is expected to be on or about October 31, 2022 (the “Effective Date”).

Mr. Yendall, age 47, previously served as the Managing Director of Guy Carpenter Inc., a company providing global risk and reinsurance solutions and a subsidiary of Marsh & McLennan Companies, Inc. He served in this role from 2021 through 2022. Prior to this role, he served as the Chief Financial Officer and Chief Operating Officer of RSA Canada Group (“RSA”), a Canadian general insurer distributing home, auto, business, marine and travel insurance products, from 2018 through 2021. Prior to joining RSA, Mr. Yendall was a Partner at Ernst & Young LLP (“E&Y”), a public accounting firm, where he focused on insurance clients, from 2016 through 2018. Prior to his role at E&Y, Mr. Yendall served as Vice President of Insurance & Licensing at Insurance Corporation of British Columbia from 2014 through 2016. Mr. Yendall holds a BA from the University of Waterloo.

In connection with Mr. Yendall’s appointment as Chief Financial Officer of the Company, Mr. Yendall and the Company entered into an employment letter setting out the terms and conditions of his employment (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Yendall is entitled to receive (a) an annual base salary of $682,320 CAD, (b) a target annual bonus opportunity of 100% of his base salary, and (c) starting with the 2023 regular award cycle, an annual long-term incentive award having a value equal to 200% of his base salary. For 2023, Mr. Yendall’s annual bonus will be guaranteed at 100% of his target amount. Mr. Yendall will also be paid a lump sum sign-on bonus of $320,000 CAD.

As an inducement for Mr. Yendall to accept his employment with the Company, within sixty days of the Effective Date, Mr. Yendall will be granted (i) an award of restricted share units covering Company common shares with a grant date value of $132,000 USD (the “Make Whole RSUs”) and (ii) an award of restricted share units covering Company common shares with a grant date value of $500,000 USD (the “New Hire RSUs”). The Make Whole RSUs will vest ratably in three equal installments on November 15, 2022, November 15, 2023, and November 15, 2024, subject to Mr. Yendall’s continued services to the Company through each such vesting date. The New Hire RSUs will vest ratably on the first, second and third anniversaries of the Effective Date, subject to Mr. Yendall’s continued services to the Company through each such vesting date. In addition, on the Effective Date, Mr. Yendall will be granted (i) options to purchase 100,000 common shares of the Company with an exercise price of $8.00 USD, which shall vest and become exercisable when the closing price of Company’s common shares reaches $8.00 USD and (ii) options to purchase 100,000 common shares of the Company with an exercise price of $10.00 USD, which shall vest and become exercisable when the closing price of the Company’s common shares reaches $10.00 USD.

The foregoing description of the terms of the Employment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure
On October 12, 2022, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter, dated as of October 7, 2022.
99.1	Press Release, dated as of October 12, 2022, issued by SiriusPoint Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2022	/s/ Rachael Dugan
	Name:	Rachael Dugan
	Title:	Chief Legal Officer